EXHIBIT 99.1
IMMEDIATE RELEASE

Eric Bauer Joins Sharps Compliance as Executive Vice President & Chief Financial Officer

HOUSTON, Texas, February 28, 2022 - Sharps Compliance Corp. (NASDAQ: SMED) (“Sharps” or the “Company”), a leading full-service national provider of comprehensive waste management solutions including medical, pharmaceutical and hazardous, today announced that it has expanded its leadership team with the appointment of Eric Bauer as Executive Vice President & Chief Financial Officer. In his new role, Mr. Bauer will oversee all aspects of Sharps’ finance and accounting organization and play a key role in developing and implementing the Company’s strategic initiatives and mergers and acquisitions efforts. Diana P. Diaz continues with the Company as Vice President and Chief Accounting Officer.

Mr. Bauer is a highly experienced financial and investment banking professional who most recently served as Executive Vice President and Chief Financial Officer of Nuverra Environmental Solutions (NYSE: NES), an oilfield logistics and equipment company which recently merged with Select Energy Services (NYSE: WTTR). At Nuverra, he was responsible for all aspects of the company’s financial accounting and reporting; developed company strategy to monitor and optimize businesses across three regional geographies and handled all mergers and acquisitions and corporate development functions. Before that, Mr. Bauer served as Managing Director of Mergers and Acquisitions Advisory in the Midstream Energy Group at Evercore Partners where he completed over 65 separate advisory assignments from engagement to close, advising boards of directors, sponsors and executives on strategic merger and acquisition transactions. Prior to his role at Evercore Partners, Mr. Bauer worked in the Investment Banking Divisions at CITI and Lehman Brothers where he supported capital markets and advisory transactions for public and private companies. He also served as a Private Equity Professional at Avista Capital Partners where he participated in principal investing and fundraising for the firm’s private equity funds. Mr. Bauer holds a BBA in Finance, a BA in History, and a Minor in Economics from Southern Methodist University.

“We are thrilled to welcome Eric to the Sharps Compliance team and look forward to leveraging his extensive finance, strategic and M&A experience to accelerate growth and further our leadership position as a provider of comprehensive waste management solutions,” commented David P. Tusa, President & Chief Executive Officer of Sharps Compliance. “With over 65 total deals under his belt, Eric is well versed in facilitating acquisitions from start to finish which, as evidenced by our recent M&A activity, is a key focus for Sharps and a critical component to driving shareholder value. Eric’s background provides a unique and valuable skillset to our management team, and we look forward to benefiting from his business acumen as we continue to aggressively grow our Company.”

Eric Bauer commented, “I am very pleased to join the impressive organization that David and the management team have built at Sharps and look forward to making a significant contribution to what we believe could be a much larger company. I’m highly excited and energized to work with David and Diana and all team members to take advantage of the significant market opportunity in front of Sharps and look forward to applying my experience and expertise to help the Company capitalize on its strengths and expand its leadership position.”

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps Compliance (NASDAQ: SMED) is a leading business-to-business services provider to the healthcare, long-term care and retail pharmacy markets. Sharps Compliance offers comprehensive solutions for the management of regulated medical waste, hazardous waste and unused medications. For more information, visit: www.sharpsinc.com.

Forward-Looking Statements

The information made available in this news release contains certain forward-looking statements relating to the Company that are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. When used in this document, the words "may," “position,” "plan," “potential,” “designed,” “continue,” "anticipate," "believe," "expect," "estimate," “project,” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the known and unknown risks, uncertainties and assumptions related to certain factors including, without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein including the impact of the coronavirus COVID-19 (“COVID-19”) pandemic on our operations and financial results. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and as such should not consider the preceding list or the risk factors to be a complete list of all potential risks and uncertainties. The Company does not intend to update these forward-looking statements.

For more information contact:

David P. Tusa Sharps Compliance Corp. President and Chief Executive Officer Phone: (713) 660-3514 Email: dtusa@sharpsinc.com	John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: jnesbett@institutionalms.com